Exhibit 10.1
CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. [***] INDICATES THAT INFORMATION HAS BEEN REDACTED.
SUBLEASE
THIS SUBLEASE is made effective as of the 1st day of February 2023, by and between C3.AI, INC., a Delaware corporation ("Sublessor"), whose address for purposes of notices is provided in Section 11 below, and FIRST VIRTUAL GROUP, INC., a Delaware corporation ("Sublessee"), whose address for purposes of notices is provided in Section 11 below.
RECITALS
A.Sublessor currently leases certain premises (the "Premises") consisting of two (2) towers, commonly known as 1400A (“Tower A”) and 1400B (“Tower B”) located 1400 Seaport Boulevard, Redwood City, California from DFW IV 1400-1500 Seaport Blvd, LLC, a Delaware limited liability company ("Master Landlord"), pursuant to that certain Office Lease dated August 25, 2021 (the “Master Lease”). A copy of the Master Lease is attached hereto as Exhibit A and incorporated herein by reference. Any capitalized terms used in this Sublease but not defined herein shall have the meanings attributed to them in the Master Lease.
B.Sublessor now desires to sublease to Sublessee a portion of the Premises containing three thousand one hundred and thirty (3,130) rentable square feet on the 3rd floor of Tower A as shown, commonly known as Suite 301A, as delineated on Exhibit B attached hereto (the "Sublease Premises") and Sublessee desires to sublease the Sublease Premises from Sublessor on the terms and conditions set forth herein.
NOW, THEREFORE, in furtherance of the foregoing, and in consideration of the mutual covenants set forth hereinbelow, the parties agree as follows:
1.Sublease Premises; Appurtenant Rights. Sublessor hereby subleases to Sublessee and Sublessee subleases from Sublessor the Sublease Premises subject to all of the terms and conditions set forth in this Sublease. During the Sublease Term (as such term is defined in Section 2 below), Sublessee shall have the non-exclusive right to use (a) all Tower A lobbies, common corridors and hallways, stairwells, elevators and cafeteria, as well as restrooms and breakrooms on the 3rd floor of Tower A, and also shall be entitled to use (and shall be provided reasonable access to) IDF room (including, without limitation, for the purposes of installation, maintenance, repair and replacement of data and fiber cabling, equipment such as servers, switches and access points and other communications or computer wires and cables, serving the Premises), and (b) Common Areas (as defined in Section 1.1.3 of the Master Lease and subject to the limitations set forth therein). During the Sublease Term, Sublessee shall be entitled to use nine (9) of the parking spaces in the Building Parking Area allocated to Sublessor under Article 28 of the Master Lease. During the Sublease Term, Sublessee and its employees shall have the exclusive right to use twelve (12) of the memberships to the Athletic Facility (as such term is defined in Section 1.3 of the Master Lease). During the Sublease Term, Sublessor shall provide a dedicated, free-standing, multi-secured-slot mailbox in a central place in Tower A for delivery of Sublessee’s mail (which mailbox shall be exclusive to Sublessee). During the Sublease Term, Sublessee shall provide 24 hour access for Sublessee and its employees to Tower A, building elevators and the Sublease Premises. Sublessee may install identification signage displaying its name and logo on the exterior of Tower A, in the elevator lobby of Tower A, at the entrance to the Sublease Premises, and at such other locations within Tower A as Sublessee may reasonably request; Sublessee may also display its name and logo on one line of the monument sign for Tower A and, subject to availability as determined by Master Landlord, on directional signage within the Project.
2.Term.
(a)The term of this Sublease shall commence (the "Commencement Date") on the later of (i) February 1, 2023, and (ii) the date on which a temporary certificate of occupancy is issued for the Sublease Premises; and shall continue through September 30, 2023, provided that the term of this Sublease shall thereafter automatically renew for successive one (1) year periods, unless Sublessee shall notify Sublessor of its election to terminate this Sublease (“Sublessee Notice of Termination”) no later than one hundred and eighty (180) days prior to the expiration of the then-current term; further provided, in no event shall this Sublease be deemed renewed or extended beyond the term of the Master Lease (as the same may have been or may be extended). If a Sublessee Notice of Termination is provided, this Sublease shall terminate on the last day of the then-current term (i.e. September 30). Said term, as the same may be automatically renewed pursuant to the foregoing shall be referred to in this Sublease as the “Sublease Term”. On the Commencement Date, Sublessor shall deliver the Sublease Premises to Sublessee in the condition set forth in Section 4 below. In the event the Master Lease is terminated for any reason other than a termination resulting from Sublessor's breach of the Master Lease, this Sublease shall terminate concurrently therewith without any liability of Sublessor to Sublessee.
(b)Within five (5) business days following Sublessee’s written request, Sublessor shall notify Sublessee as to the then-current term and expiration date of the Master Lease, including the status of any exercise by Sublessor of its extension option under Section 2.5 of the Master Lease and the status of any negotiations and definitive agreements between Master Landlord and Sublessor concerning the extension of the term of the Master Lease.
3.Rent.
(a)Commencing on the Commencement Date, Sublessee shall pay to Sublessor at the address set forth below in Paragraph 7 as monthly base rent ("Monthly Base Rent") for the Sublease Premises the following amounts for the time periods indicated:

From	To	Rate	Sq. Ft.	Base Rent
Commencement Date	9/30/23	$[***]	3,130	$[***]
10/1/23	9/30/24	$[***]	3,130	$[***]
10/1/24	9/30/25	$[***]	3,130	$[***]
10/1/25	9/30/26	$[***]	3,130	$[***]
10/1/26	9/30/27	$[***]	3,130	$[***]
10/1/27	9/30/28	$[***]	3,130	$[***]
10/1/28	9/30/29	$[***]	3,130	$[***]
10/1/29	9/30/30	$[***]	3,130	$[***]
10/1/30	9/30/31	$[***]	3,130	$[***]
10/1/31	9/30/32	$[***]	3,130	$[***]
10/1/32	3/31/33	$[***]	3,130	$[***]

(b)Commencing on the Commencement Date, Sublessee shall reimburse Sublessor for Sublessee’s Pro-Rata Share of Operating Expenses and Taxes (as such terms are defined under the Master Lease) payable and paid by Sublessor to Master Landlord under the Master Lease (“Master Lease Passthroughs”) and attributable to the Sublease term (regardless of whether such items are paid by Sublessor before, during or after the Sublease term); provided that Master Lease Passthroughs shall not include increases in property taxes resulting from improvements made by Sublessor during the term of the Master Lease to any portion of the Premises retained by Sublessor (the “Remainder Premises”) to the extent in excess of the improvements in the Sublease Premises (as measured on a per r.s.f. basis), increases in insurance premiums attributable solely to the use of the Remainder Premises, or Master Lease Passthroughs to the extent such charges are assessed in respect of items which benefit only the Remainder Premises. Sublessor shall provide Sublessee with copies of all invoices received from Master Landlord with respect to any Master Lease Passthroughs and all Estimate Statements (as such term is defined in Section 4.4.2 of the Master Lease) and Statements (as such term is defined in Section 4.4.1 of the Master Lease) received from Master Landlord no later than thirty (30) days following Sublessor’s receipt of the same from Master Landlord. In the event that during the Sublease Term Sublessor receives any payment from Master Landlord or credit against rent payments due under the Master Lease arising from the overpayment of any Master Lease Passthroughs during the Sublease Term, Sublessor shall promptly notify Sublessee of the same and refund to Sublessee Sublessee’s Pro-Rata Share (as set forth hereinbelow) of the same. Even though the Sublease Term has expired and Sublessee has vacated the Sublease Premises, when the final determination is made of Master Lease Passthroughs for the final calendar year in which this Sublease terminates, Sublessee shall pay to Sublessor, within thirty (30) days following demand, Sublessee’s Pro-Rata Share of any additional amount determined by Master Landlord to be owed in respect of Master Lease Passthroughs, and if it is determined that a refund of payments in respect of Master Lease Passthroughs is due and owing by Master Landlord and if the same is made by Master Landlord to Sublessor, Sublessor shall, within thirty (30) days, thereafter deliver a check payable to Sublessee in the amount of Sublessee’s Pro-Rata Share of such overpayment. All charges payable by Sublessee under this Section 3.3(b) shall be based solely on Estimate Statements and Statements provided by Master Landlord pursuant to the Master Lease. The provisions of this Section 3.3(b) shall survive the expiration or earlier termination of the Lease Term. “Sublessee’s Pro-Rata Share of Operating Expenses and Taxes” shall be equal to [***]%. The term “Sublessee’s Pro-Rata Share” as used in this Section 3.3(b) shall mean Sublessee’s Pro-Rata Share of Operating Expenses and Taxes.
(c)Commencing on the Commencement Date, Sublessee shall reimburse Sublessor for Sublessee’s Pro-Rata Share of (i) all utilities and services furnished to the Premises by Sublessor, including, without limitation the Services (as defined in Section 6 below) and (ii) all expenses incurred by Sublessor in respect of Tenant’s Repair Obligations (as set forth in Section 7.1.1. of the Master Lease) (collectively, “Additional Passthrough Items”) and attributable to the Sublease Term (regardless of whether such items are paid by Sublessor before, during or after the Sublease Term), provided that the limitations and exclusions set forth in Section 4.2.4 of the Master Lease with respect to Operating Expenses and Section 4.2.5 of the Master Lease with respect to “Taxes” shall also apply to the Additional Passthrough Items; further provided that Additional Passthrough Items shall not include increases in insurance premiums attributable solely to the use of the Remainder Premises or any charges in respect of items which benefit only the Remainder Premises or only Tower B. Sublessor shall give Sublessee a yearly expense estimate (the "Additional Passthroughs Estimate Statement") or before ninety (90) days after the commencement of Sublessor’s fiscal year (which for the purposes of this Sublease shall be deemed to commence on May 1st of each calendar year) (each such year period, an “Expense Year”) which shall set forth Sublessor’s reasonable estimate of what the total amount of Additional Passthrough Items for the then-current Expense Year shall be and the estimated Sublessee’s Pro-Rata Share thereof (the "Estimated Additional Passthrough Items"); provided that, with respect to the Expense Year in which the

Commencement Date occurs, Sublessor shall provide the Additional Passthrough Estimate Statement within thirty (30) days after execution of this Sublease. Sublessee shall pay, with each installment of Base Rent due, an amount equal to one-twelfth (1/12) of Additional Passthrough Estimate set forth in the most recent Additional Passthrough Estimate Statement delivered by Sublessor to Sublessee. Sublessor shall give to Sublessee within ninety (90) days following the end of each Expense Year, a statement (the "Statement") which shall state the Additional Passthrough Items incurred or accrued for such preceding Expense Year, and which shall indicate the amount of Sublessee’s Pro-Rata Share of Additional Passthrough Items. Upon receipt of the Statement for each Expense Year commencing or ending during the Sublease Term, Sublessee shall pay, with its next installment of Base Rent due, the full amount of Sublessee’s Pro-Rata Share of Additional Passthrough Items for such Expense Year, less the amounts, if any, paid during such Expense Year as Estimated Additional Passthrough Items, and if Sublessee paid more as Estimated Additional Passthrough Items than the actual Sublessee’s Pro-Rata Share of Additional Passthrough Items, Sublessee shall receive a credit in the amount of Sublessee’s overpayment against Rent next due under this Sublease. Even though the Sublease Term has expired and Sublessee has vacated the Sublease Premises, when the final determination is made of Sublessee’s Pro-Rata Share of Additional Passthrough Items for the Expense Year in which this Sublease terminates, Sublessee shall immediately pay to Sublessor Pro-Rata Share of Additional Passthrough Items, and if Sublessee paid more as Pro-Rata Share of Additional Passthrough Items than the actual Pro-Rata Share of Additional Passthrough Items, Sublessor shall, within thirty (30) days, deliver a check payable to Sublessee in the amount of the overpayment. The provisions of this Section 3(c) shall survive the expiration or earlier termination of the Sublease Term. “Sublessee’s Pro-Rata Share of Additional Passthrough Items” shall be equal to [***]%.
(d)All sums of Monthly Base Rent payable hereunder and all additional amounts payable by Sublessee hereunder (collectively, "Rent") shall be paid without deduction, offset, prior notice or demand in lawful money of the United States of America. Rent hereunder shall be payable in advance on the first day of each and every calendar month of the term hereof, starting on the Commencement Date. Rent for any period which is less than a full month shall be prorated based upon a thirty (30) day month. One month's installment of Monthly Base Rent in the amount of $[***] shall be paid to Sublessor upon execution of this Sublease and shall be applied against Base Rent due for the first full calendar month after the expiration of the Base Rent Abatement Period.
4.Condition of Sublease Premises. Sublessor shall deliver possession of the Sublease Premises to Sublessee on the Commencement Date (a) in compliance with all applicable laws, (b) improved with substantially the same quality of tenant improvements as existsin the Premises (c) with data and fiber cabling exclusively serving the Sublease Premises installed and functional in and from the 3rd floor IDF room closest to the Sublease Premises and stubbed to the Sublease Premises, (d) with all systems serving the Sublease Premises, including, without limitation, plumbing, lighting, heating, ventilating, air conditioning, gas, electrical, and plumbing systems, in good operating condition, and (e) otherwise in broom clean condition (collectively, “Delivery Condition”). In the event that Sublessee notifies Sublessor that any of the obligations of Sublessor with respect to the Delivery Condition were not performed, then it shall be the obligation of Sublessor to promptly correct the same at its sole cost and expense. Subject only to the foregoing, and having made such inspection of the Premises as it deemed prudent, Sublessee hereby accepts the Premises in their condition existing as of the date of delivery, “AS-IS” and “WITH ALL FAULTS” and subject to all applicable zoning, municipal, county and state laws, ordinances and regulations governing and regulating the use and condition of the Premises, and any covenants or restrictions, liens, encumbrances and title exceptions of record, and accepts this Sublease subject thereto. Except as otherwise expressly provided in this Sublease as to the condition of the Premises, Sublessee acknowledges that neither Sublessor nor any agent of Sublessor has made any representation or warranty as to the present or future suitability of the Premises or the Project for the conduct of Sublessee’s business.
On the expiration or sooner termination of this Sublease, Sublessee shall remove from the Sublease Premises all of its furniture and other personal property and shall surrender the Sublease Premises to Sublessor in the same condition as received by Sublessee (reasonable wear and tear excepted). Sublessor shall also remove any signage it has installed and shall repair any damage caused by such signage or its removal and restore the surface underneath and around such signs to the condition existing prior to installation thereof.
5.Use. Sublessee shall use the Sublease Premises solely for general office use and for no other purpose whatsoever without the prior written consent of Sublessor.
6.Services. Sublessor shall provide the following services (“Services”) on all days (unless otherwise stated below): (a) subject to limitations imposed by applicable law, customary heating, ventilation and air conditioning in season during Building HVAC Hours (as defined below), in Tower A common areas and the Sublease Premises; (b) electricity supplied by the applicable public utility, stubbed to the Sublease Premises; (c) water supplied by the applicable public utility (i) for use in lavatories and any drinking facilities located on the 3rd floor of Tower A, and (ii) stubbed to the Sublease Premises for use in any plumbing fixtures located in the Premises; (d) janitorial services to the Sublease Premises, except on weekends and Holidays; and (e) elevator service. Sublessee will have access to and use of the cafeteria contained on the 1st floor of 1400 Seaport for FVG employees, during the Sublease Term and according to the hours maintained by the cafeteria (estimated as lunch hours for 250 days of the calendar year). Sublessee agrees to pay Sublessor on a monthly basis together with Monthly Base Rent for the cost per head based on Bon Appetit’s budget multiplied by the number of FVG employees. (Currently, estimated for Year 1 at $[***]/person/day; for Year 2 at $[***]/person/day; and for Year 3 at $[***]/person/day). Sublessee may, from time to time, upon thirty (30) days prior written notice, opt in or opt out of usage of the cafeteria, it being agreed that during any period of time that Sublessee has opted of such usage rights, Sublessee shall not be obligated to pay any charges therefor. Sublessee shall further permit all delivery services (e.g. FedEx delivery) to access Sublessor’s 3rd floor premises to deliver packages directly to the Sublease Premises. Sublessee shall at all times have access control to HVAC provided to the Sublease Premises. “Building HVAC Hours” means 8 a.m. to 5 p.m., Monday through Friday, excluding the day of observation of New Year’s Day, Presidents Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, the day after Thanksgiving Day, Christmas Day and the day after Christmas (collectively, “Holidays”). Sublessor shall provide HVAC service outside Building HVAC Hours upon no less than 24 hours’ prior written request. If all or a material portion of the Sublease Premises is made untenantable or inaccessible for more than five (5) consecutive business days after notice from Sublessee to Sublessor by any failure to furnish, delay in furnishing, or diminution in the quality or quantity of any service resulting from any application of law, failure of equipment, performance of maintenance, repairs, improvements or alterations, utility interruption, or event of Force Majeure (as defined in Section 29.16 of the Master Lease) (each, a “Service Interruption”) that (a) does not result from a casualty, condemnation, or negligence, willful misconduct or breach of this Sublease of or by Sublessee or any party claiming by, through or under Sublessee, and (b) can be corrected through Sublessor’s reasonable efforts, then, as Sublessee’s sole remedy, Base Rent shall abate for the period beginning on the day immediately following such 5-business-day period and ending on the day such Service Interruption ends, but only in proportion to the percentage of the rentable square footage of the Sublease Premises made untenantable or inaccessible and not occupied by Sublessee.
7.Sublease Premises Repair Obligations. Sublessor shall perform all maintenance and repair obligations respecting the Building, including, without limitation, the Sublease

Premises, in accordance with Section 7.1 of the Master Lease, including the obligation to maintain the HVAC and other operating and mechanical systems located within or serving the Sublease Premises, provided that, with respect to any repairs or maintenance solely benefitting the Sublease Premises, Sublessor shall be entitled to charge Sublessee for the commercially reasonable out-of-pocket cost thereof incurred by Sublessor and Sublessee shall reimburse Sublessor for said amounts within thirty (30) days of receipt of request for payment; provided that any entry by Sublessor into the Sublease Premises shall be subject to Article 27 of the Master Lease as incorporate herein. Notwithstanding the foregoing, Sublessee may elect at any time and from time to time, upon notice to Sublessor, to perform repairs solely to the interior of the Sublease Premises (and not affecting any building systems) solely at its cost and expense.
8.Subject to Master Lease. This Sublease is subject and subordinate to all of the terms and conditions of the Master Lease. Sublessee shall not commit or permit to be committed on the Sublease Premises any act or omission which shall violate any of the terms or conditions of the Master Lease. Sublessor represents and warrants to Sublessee that (a) a true and complete copy of the Master Lease is attached hereto as Exhibit A and the Master Lease is currently in full force and effect and has not been modified, amended or supplemented; (b) Sublessor is not in any respect in breach or default under the Master Lease, nor is there any fact or circumstance which (with the passage of time or the giving of notice or both) might ripen into a breach or default thereunder, (c) Sublessor has not previously assigned, transferred or hypothecated the Master Lease or any interest therein or subleased all or any portion of the Sublease Premises; (d) to the best of Sublessor’s knowledge, Master Landlord is not in breach or default under the Master Lease, nor is there any fact or circumstance which (with the passage of time or the giving of notice or both) might ripen into a breach or default thereunder, and (e) Sublessor has not received any written notice of any actual or alleged violation of any laws applicable to the Sublease Premises.
Sublessee shall obtain and maintain all insurance of the type and coverages specified in the Master Lease to be obtained by the Sublessor under the Master Lease, in amounts not less than those specified in the Master Lease, provided, however, Sublessee shall have no obligation to maintain any all-risk property insurance on the Original Improvements (as defined in Section 10.3.2 of the Master Lease) or on any other improvement to the Sublease Premises not constructed by or for Sublessee with its own funds and shall have no obligation to repair any of the same following any damage or destruction. All policies of insurance obtained by Sublessee shall name as additional insureds Master Landlord (and any other party specified by Master Landlord of which Sublessee receives written notice). Sublessee’s insurance shall be primary over Master Landlord’s and Sublessor’s insurance. Sublessee shall deliver to Sublessor annually certificates reflecting that Sublessor has obtained and is maintaining the required insurance coverages in the appropriate amounts.
If practicable, Sublessee shall perform affirmative covenants which are also covenants of Sublessor under the Master Lease at least two (2) business days prior to the date when Sublessor’s performance is required under the Master Lease.

9.Incorporation of Master Lease. Except as otherwise provided under this Sublease, and except for the following sections or provisions of the Master Lease: Summary of Basic Lease Information; Articles 1,2,3 and 4; Sections 7.1, 7.2, 8.6, 10.3.2(ii) and (iii); Article 21; Sections 29.13 (first sentence), 29.24, 29.28, 29.29, and 29.33; and Exhibit B, which sections and provisions are all expressly excluded from this Sublease and not incorporated herein by reference, all the terms and conditions contained in the Master Lease are hereby incorporated as terms and conditions of this Sublease (with each reference in the Master Lease to "Landlord", “Tenant", and “Premises” to be deemed to refer to Sublessor, Sublessee and Sublease Premises, respectively, hereunder and all references to the term "Lease" to be deemed to refer to this Sublease), and along with all of the provisions set forth herein, shall be the complete terms and conditions of this Sublease. Except as otherwise provided in this Sublease, Sublessee agrees to perform all obligations of Sublessor, as Tenant under the Master Lease which accrue on or after the Commencement Date with respect to the Sublease Premises to the extent the provisions of the Master Lease imposing such obligations are incorporated herein by reference.
So long as Sublessee is not in default in the performance of its obligations hereunder (after expiration of all applicable notice and cure periods), Sublessor shall perform or cause to be performed in a timely and proper fashion all of its obligations as Tenant under the Master Lease, except for obligations which have been delegated to Sublessee hereunder, and shall use Sublessor's diligent good faith efforts to cause Master Landlord to perform its obligations under the Master Lease for the benefit of Sublessee.
Notwithstanding the foregoing, Sublessor shall not be responsible for the performance or the furnishing of any maintenance, repair, replacement or other obligations or services regarding the Building, the Sublease Premises, or the Common Area (as defined in the Master Lease) which are required to be performed or provided by Master Landlord under the Master Lease (including, without limitation, Master Landlord's maintenance and repair responsibilities and the obligation to maintain property insurance pursuant to the Master Lease) and Sublessee agrees to look solely to Master Landlord for the performance of such obligations or services. Provided that Sublessor has performed all obligations required of Sublessor as Tenant under the Master Lease (except to the extent such obligations have been delegated to Sublessee in this Sublease), Sublessor shall have no liability to Sublessee for any failure by Master Landlord to perform its obligations under the Master Lease, nor shall such failure by Master Landlord excuse performance by Sublessee of its obligations under this Sublease.
In the event of any conflict between any term of the Master Lease incorporated into this Sublease and any other provision of this Sublease, the latter shall control.

10.Security Deposit. Concurrently with the execution hereof, Sublessee shall deposit with Sublessor the cash sum of $[***] (the "Security Deposit") which sum shall serve as security for the full and faithful performance by Sublessee of every term and condition of this Sublease. If Sublessee defaults in the performance of any of its obligations hereunder, Sublessor may use or apply all or a portion of the Security Deposit to cure the default or to compensate Sublessor for its damages and expenses resulting from the default, in which event Sublessee shall promptly deposit with Sublessor the sum necessary to restore the Security Deposit to its full amount. Upon termination of this Sublease and performance of all of Sublessee's obligations hereunder, Sublessor shall return the Security Deposit or any balance thereof to Sublessee within fifteen (15) days after said termination. Sublessee shall not be entitled to interest on the Security Deposit and Sublessor shall be entitled to commingle the Security Deposit with its general funds.
11.Notices. All notices, demands, statements, designations, approvals or other communications (collectively, Notices") given or required to be given by either party to the other hereunder or by law shall be in writing, shall be (A) sent by United States certified or registered mail, postage prepaid, return receipt requested (“US Mail”), (B) delivered by a nationally recognized overnight courier, or (D) delivered personally. Any Notice shall be sent, transmitted, or delivered, as the case may be, to Sublessor or Sublessee, as the case may be, at the appropriate address set forth below, or to such other place as Sublessor or Sublessee, as the case may be, may from time to time designate in a Notice to the other party.
12.Any Notice will be deemed given on the date of receipted delivery, of refusal to accept delivery, or when delivery is first attempted but cannot be made due to a change of address for which no Notice was given.

If to Sublandlord:
C3.ai, Inc.
Makinzi Myers
Facilities Manager
1400 Seaport Boulevard, 5th Floor
Redwood City, CA 94063
With a copy sent to:

Derron Blakely
General Counsel
1400 Seaport Boulevard, 5th Floor
Redwood City, CA 94063

If to Subtenant:	First Virtual Group, Inc. At the Premises Attn: Chief Executive Officer With a copy sent via US Mail to: First Virtual Group, Inc. P.O. Box 5287 Redwood City, CA 94063 Attn: Chief Executive Officer

13.Consents. Wherever the consent of Master Landlord is required under the Master Lease, Sublessee shall obtain both the consent of Sublessor and Master Landlord. If Sublessor does not have an independent basis upon which to withhold its consent, Sublessor not withhold, delay or condition its consent and shall use its commercially reasonable efforts to procure the consent of Master Landlord.
14.Copies of Master Lease Notices. Sublessor shall promptly provide Sublessee copies of all notices received from Master Landlord or delivered to Master Landlord that allege breach or default by any party under the Master Lease or relate, in whole or in part, to the Sublease Premises.
15.Conflict. If any terms of the Master Lease contradict the terms of this Sublease, the terms of this Sublease shall control over the Master Lease, as between Sublessor and Sublessee.
IN WITNESS WHEREOF, the parties have executed this Sublease as of the date first hereinabove set forth.
"SUBLESSOR"
C3.ai, INC.

Dated:             2/21/23

By:         /s/ Derron Blakely

Name:         Derron Blakely

Title:         General Counsel

“SUBLESSEE"
FIRST VIRTUAL GROUP, INC.

By:         /s/ Thomas M. Siebel

Name:         Thomas M. Siebel

Title:         Chief Executive Officer

EXHIBIT A
COPY OF MASTER LEASE

[Full copy of 1400 Master Lease provided separately]

EXHIBIT B
SUBLEASE PREMISES

1400 Seaport Boulevard, Suite 301A

1400 Seaport Blvd., Third Floor (Suite 301A highlighted)
    11